EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CSI COMPRESSCO LP DECLARES
INCREASED FIRST QUARTER 2015 CASH DISTRIBUTION
AND SCHEDULES FIRST QUARTER 2015 RESULTS CONFERENCE CALL

Midland, Texas (April 21, 2015) - CSI Compressco LP (CSI Compressco or the Partnership) (NASDAQ: CCLP) announced today that the board of directors of its general partner has declared a cash distribution attributable to the quarter ended March 31, 2015 of $0.495 per outstanding unit, or $1.98 per outstanding unit on an annualized basis. This amount is an increase of $0.01 per outstanding unit over the previous distribution of $0.485, and an increase of $0.05 per outstanding unit over the distribution of $0.445 ($1.78 on an annualized basis) attributable to the first quarter of 2014. This cash distribution will be paid on May 15, 2015 to all unitholders of record as of the close of the business on May 1, 2015.

In addition, CSI Compressco expects to release its first quarter 2015 earnings results on Thursday, May 7, 2015 and will host a conference call at 10:30 a.m. Eastern Time on that day to discuss the earnings results. The phone number for the call is 866/374-8397. The conference will also be available by live audio webcast and may be accessed through CSI Compressco’s website at www.csicompressco.com. The earnings press release will be available on CSI Compressco’s website prior to the conference call. A replay of the call will be available at 877/344-7529, conference number 10064666, for one week following the conference, and the archived webcast will be available through CSI Compressco’s website for thirty days following the conference.

CSI Compressco is a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing, and storage. CSI Compressco’s compression and related services business includes a fleet of over 6,000 compressor packages providing in excess of 1.0 million in aggregate horsepower, utilizing a full spectrum of low-, medium-, and high-horsepower engines. CSI Compressco also provides well monitoring and automated sand separation services in conjunction with compression services in Mexico. CSI Compressco’s equipment and parts sales business includes the fabrication and sale of standard compressor packages, custom-designed compressor packages, and oilfield fluid pump systems designed and fabricated primarily at our facilities in Midland, Texas and Oklahoma City, Oklahoma, as well as the sale of compressor package parts and components manufactured by third-party suppliers. CSI Compressco’s aftermarket services business provides compressor package reconfiguration and maintenance services. CSI Compressco’s customers comprise a broad base of natural gas and oil exploration and production, mid-stream, transmission, and storage companies operating throughout many of the onshore producing regions of the United States as well as in a number of foreign countries, including Mexico, Canada, and Argentina. CSI Compressco is managed by CSI Compressco GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward Looking Statements

This press release contains “forward-looking statements” and information based on our beliefs and those of our general partner, CSI Compressco GP Inc. Forward-looking statements in this press release are identifiable by the use of the following words and other similar words: “anticipates”, “assumes”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “goal”, “intends”, “may”, “might”, “plans”, “predicts”, “projects”, “schedules”, “seeks”, “should, “targets”, “will” and “would”. These forward-looking statements include statements concerning expected results of operations for 2015, anticipated benefits and growth of CSI Compressco LP following the acquisition of Compressor Systems, Inc. (CSI), including increases in cash distributions per unit, financial guidance, estimated distributable cash, estimated earnings, earnings per unit, and statements regarding CSI Compressco’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. Such forward-looking statements reflect our current views with respect to future events and financial performance and are based on assumptions that we believe to be reasonable but such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: economic and operating conditions that are outside of our control, including the supply, demand, and prices of crude oil and natural gas; the levels of competition we encounter; the activity levels of our customers; the availability of adequate sources of capital to us; our ability to comply with contractual obligations, including those under our financing arrangements; our operational performance; risks related to acquisitions and our growth strategy, including our recent acquisition of Compressor Systems, Inc.; the availability of raw materials and labor at reasonable prices; risks related to our foreign operations; the effect and results of litigation, regulatory matters, settlements, audits, assessments, and contingencies; and other risks and uncertainties contained in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC website at www.sec.gov. The risks and uncertainties referred to above are generally beyond our ability to control and we cannot predict all the risks and uncertainties that could cause our actual results to differ from those indicated by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results may vary from those indicated by the forward-looking statements, and such variances may be material. All subsequent written and oral forward-looking statements made by or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements we may make, except as may be required by law.
This press release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). CSI Compressco’s distributions to foreign investors are subject to federal tax withholding at the highest applicable effective tax rate. Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

Contact:
CSI Compressco LP, Midland, Texas
Timothy A. Knox, 432/563-1170
Fax: 432/561-9732
www.csicompressco.com

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